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                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported): November 12, 1998



                              Hercules Incorporated
             (Exact name of registrant as specified in its charter)



 Delaware                           001-00496                51-0023450
 (State of other jurisdiction      (Commission             (IRS Employer
 of incorporation)                 File Number)          Identification No.)


                                 Hercules Plaza
                            1313 North Market Street
                         Wilmington, Delaware 19894-0001
               (Address of principal executive offices) (Zip Code)

                                 (302) 594-5000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)




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Item 5.                    Other Events.
                           -------------

        On November 12, 1998, a business trust (the "Trust") that is a subsidiary of Hercules Incorporated ("Hercules") sold $200 million Redeemable Hybrid Income Overnight Shares ("RHINOS") to an affiliate of NationsBanc Montgomery Securities LLC. The RHINOS are short-term auction rate preferred securities of the Trust, and the Trust used the proceeds from the sale of such preferred securities to purchase junior subordinated notes issued by Hercules. The RHINOS are guaranteed by Hercules. Hercules intends to use the proceeds from the sale of the junior subordinated notes for general corporate purposes and to repay a portion of its senior bank debt under the Credit Agreement (as defined below).

        Hercules will pay interest with respect to the junior subordinated notes and the Trust will pay distributions with respect to the RHINOS at a floating rate. The RHINOS are expected to be remarketed pursuant to their terms in less than twelve months from their issuance. The interest and distribution rates will be reset to a fixed rate in the remarketing based on bids received in a private auction to Qualified Institutional Buyers, and the maturity date will be reset to the one-year anniversary of the successful remarketing. Hercules currently anticipates that the remarketing will take place in the latter part of the third quarter or in the fourth quarter of 1999.
Hercules will be required to redeem the RHINOS if remarketing does not occur within the established remarketing period. The remarketing of RHINOS may be accelerated under certain circumstances, including the cure of any event of default under Hercules' senior bank debt that may occur following the issuance of the RHINOS, and a decline in the price of Hercules' common stock by more than 33% from the current Hercules stock price.

         In addition, Hercules agreed to publicly offer and sell, and NationsBanc Montgomery Securities LLC agreed to underwrite, $200 million of Hercules common stock following the successful remarketing or redemption of the RHINOS.

        The senior bank debt was incurred by Hercules pursuant to the terms of a Credit Agreement dated October 15, 1998, among Hercules, NationsBank N.A., as administrative agent and the borrowers, guarantors and lenders party thereto (the "Credit Agreement"), to finance Hercules' merger with BetzDearborn Inc., which was consummated on October 15, 1998. Pursuant to the terms of the Credit Agreement, Hercules is required to utilize $30 million of the proceeds from the RHINOS transaction to prepay a portion of the term loans incurred under the Credit Agreement, with such prepayment to be applied in accordance with Section 2.6(b)(v) of the Credit Agreement. For more information with respect to the Credit Agreement, reference is made to Hercules' Current Report on Form 8-K dated October 15, 1998 and the exhibits thereto.

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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          HERCULES INCORPORATED


                                          By: /s/ ISRAEL J. FLOYD
                                             ---------------------------
November 16, 1998                            Israel J. Floyd
                                             Corporate Secretary


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